UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

CASPER SLEEP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Filed by Casper Sleep Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended

Subject Company: Casper Sleep Inc.

Commission File No.: 001-39214

Transaction & CEO Transition FAQs

Key Notes:

●        Durational Capital Management = DCM

●        M&A = Merger & Acquisition

●        If you encounter or think of any questions that are not on this document please record them using this form.

○        We will be reading through submitted questions and answering on an ad hoc basis

M&A Questions:

Privileged and Confidential

This filing relates to the proposed merger (the “Merger”) of Casper Sleep Inc., a Delaware corporation (the “Company”), and Marlin Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Marlin Parent, Inc., a Delaware corporation (“Parent”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 14, 2021, by and among the Company, Parent and Merger Sub (the “Merger Agreement”).

Filed by Casper Sleep Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended

Subject Company: Casper Sleep Inc.

Commission File No.: 001-39214

Process & Reasoning

Who is acquiring us?

Durational Capital Management (DCM) is a private investment firm that invests in high quality consumer companies. You can learn more about Durational at www.durational.com.

How does this process work?

Ultimately, this transaction is dependent on shareholder votes. So, individuals who hold shares of Casper common stock will be sent a final proxy statement (likely late Q4 2021) that encompasses details on our agreement with DCM. Shareholders will be offered to vote on the proposed transaction. If it is approved, upon closing, each share of Casper common stock will be exchanged for the agreed upon per share transaction price.

When would this transaction take effect?

We expect the final proxy statement to be sent to all Casper shareholders by late Q4 2021. The outcome of the shareholder vote will determine our next steps. Until that time, Casper will continue to operate as an independent, public company.

What does the potential sale of Casper to Durational mean for me?

Over the coming weeks, Leadership will be communicating with you on any critical information that you may need to know as employees. If Casper is acquired by DCM and becomes a private company, Casper will have a number of key competitive advantages that we believe can deliver significant benefits to Casper team members.

What happens next?

Casper will continue to operate as a public company with our customers and shareholders as our primary focus and priority. Upon completion of the transaction, Casper will become a private company owned by DCM. Today’s announcement will have no immediate impact on our day-to-day operations. In short, it is business as usual. We expect everyone to continue working as diligently as you always have and executing on your roles to the best of your ability. We greatly appreciate the value you bring to Casper and for being a key component of making this possible.

Why is Casper considering selling? Why would we go from public to private again?

The acquisition by DCM represents a transformational opportunity for us, and allows us to leverage the strength of the brand and execute on our plan to increase Casper’s scale and reach profitability. This gives us the financial flexibility we need to grow our business without the volatility of the public market. Casper and DCM share the same critical values - both have performance cultures and lead with a core operating principle of focusing on their employees, partners and stakeholders to drive operational excellence.

If shareholders vote to take Casper private what does this mean for them?

Upon the closing of the transaction, shares of Casper common stock will be acquired at the agreed upon transaction price of $6.90 per share. After the transaction is complete, they will no longer own shares in Casper.

Is the merger because Casper didn’t perform well in the public market?

The Board of Directors has a responsibility to maximize value to our shareholders. The Board unanimously determined that this transaction maximizes shareholder value and is the best outcome for Casper’s shareholders..

What happens if I get any press inquiries?

Please direct any media inquiries to our PR Director, Dana Yacyk, at dana.yacyk@casper.com.

What happens if I get any investor inquiries?

Please direct any investor inquiries to our IR agency at cspr@jcir.com.

Privileged and Confidential

This filing relates to the proposed merger (the “Merger”) of Casper Sleep Inc., a Delaware corporation (the “Company”), and Marlin Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Marlin Parent, Inc., a Delaware corporation (“Parent”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 14, 2021, by and among the Company, Parent and Merger Sub (the “Merger Agreement”).

Filed by Casper Sleep Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended

Subject Company: Casper Sleep Inc.

Commission File No.: 001-39214

Working at Casper

Will we still operate under the name Casper?

Yes. Casper will remain its own entity and our brand/marketing will not change.

What happens to my vested/unvested stock options?

If the deal occurs we will ensure in the days following, each employee with equity understands any potential implications.

Are there any changes to the 2021 bonuses?

For all bonus-eligible employees there are no planned changes for our 2021 bonus plan. For more information on the bonus plan please see this document.

Are we still doing our typical yearly reviews and promotions in Q1 2022?

Yes! Our day-to-day processes remain consistent, and we’ll continue to follow our people practices as we’ve done in the past. Now that we have our Senior Director of Talent Management on board, we will resume our plans to make reviews a more beneficial and meaningful process for you.

Are there any plans for layoffs if this acquisition is successful?

Our focus is operational efficiency/excellence and making sure we have the right roles in place to accomplish this goal. As with any organization, we’ll continue to review our talent needs and talent strategy on an ongoing basis.

Does my role or reporting structure change? Do you foresee any changes in the future?

The restructuring that took place in September was conducted in line with our continued planned strategy. While we continue to fill new and existing roles, no reporting line changes are planned that we haven’t already accounted for.

How will my day-to-day change?

Besides public company obligations going away if the deal closes, you should not expect your day to day to change as a result of this acquisition. This transaction provides our organization financial flexibility, so we may continue on our path to profitability and focus on operational excellence. In order for Casper to continue to impact our customers and the industry we need more rigor in how we operate every day.

Will this affect our budgets? Should we halt planning into Q1 until we know more?

At this time, you should continue to communicate regularly with your department leaders on spend to ensure that it is in line with our company strategy. As always, even prior to this event, exercising fiscal responsibility is key.

Will Durational Capital management be reevaluating our agencies, partners, contractors, and consultants?

We have been streamlining all of our partners as part of our annual strategic review. We will continue to reevaluate our existing partnerships as we operate business-as-usual.

How does this change our plans for our path to profitability?

The transaction with DCM does not change our plans to become profitable. If anything, our hope is that this accelerates our strategy.

Is this public information? What do I tell my friends and family?

You can direct your friends and family to the press releases that were announced today regarding our proposed acquisition by DCM, and third quarter results and CEO transition].

Privileged and Confidential

This filing relates to the proposed merger (the “Merger”) of Casper Sleep Inc., a Delaware corporation (the “Company”), and Marlin Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Marlin Parent, Inc., a Delaware corporation (“Parent”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 14, 2021, by and among the Company, Parent and Merger Sub (the “Merger Agreement”).

Filed by Casper Sleep Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended

Subject Company: Casper Sleep Inc.

Commission File No.: 001-39214

What does this mean for our Ecomm, Wholesale, Retail, CX/PC teams?

There are no imminent changes to our Ecomm, Wholesale, Retail, or CX/PC teams. As always, we will continue to evaluate our strategy to provide the best service and buying experience to our consumers as possible.

There have been so many changes happening at Casper. What are you doing to ensure job security and employee happiness?

We know there have been a lot of changes recently. Ultimately, all of the changes we have made were made with the intention of resetting our foundation, in order to operate in a place of strength starting in the New Year. We look forward to sharing with you our plans for Employee Experience at our Casper Rise event after the holidays.

Will NYC-based employees still work out of the 3 WTC and Industry City offices?

We are committed to our spaces within 3WTC and Industry City and look forward to bringing employees back together more regularly at the end of this month as planned.

Does this change any of our policies or processes?

This change does not impact our policies and processes, however we will continue to evaluate and streamline this area as needed to support our overall company strategy.

Will our mission change?

Our mission remains unchanged, but for now, our primary focus will be as stated before to make our operations more efficient.

Privileged and Confidential

This filing relates to the proposed merger (the “Merger”) of Casper Sleep Inc., a Delaware corporation (the “Company”), and Marlin Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Marlin Parent, Inc., a Delaware corporation (“Parent”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 14, 2021, by and among the Company, Parent and Merger Sub (the “Merger Agreement”).

Filed by Casper Sleep Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended

Subject Company: Casper Sleep Inc.

Commission File No.: 001-39214

Leadership Transition Questions:

Why is Philip stepping down?

Philip was an instrumental part of Casper’s founding and growth, but he always planned to step aside at some point. Now that he has established a strong management team, the time is right to pass the torch to Emilie so she can focus on the next phase of Casper. We are excited to have Philip on the Board and as a key advisor to our management team. This transition has been in motion for a while and was not a result of the proposed acquisition.

What will be the management structure going forward?

●	As previously announced, Emilie Arel, formerly Chief Commercial Officer, has been appointed Chief Executive Officer, effective, today, November 15, 2021.
●	During the September restructure we announced that Mike Monahan would lead our finance team, operations, tech and Data & Analytics. His main focus is on operational excellence in efforts to drive higher-order performance relative to the market.
●	Dara Williams will remain as Chief People & Diversity Officer.

Who will oversee the Commercial function given Emilie’s new role?

As a part of the September restructure, Ruth Pitt was promoted to SVP, Commercial overseeing: Planning, Wholesale, Retail and CX/PC. We have the highest confidence in Ruth’s ability to lead these teams to even greater success.

How will leadership at the company change with all five co-founders out?

The reality is that, with the exception of Philip, the co-founders have not been involved in the day-to-day operations for some time. The founding team brought a new vision to an antiquated industry, executed with boundless energy, and achieved more than they ever thought possible. Their original vision is what will continue to inspire us to achieve long-term success for Casper every day.

When does Emilie’s transition to CEO take effect?

November 15, 2021.

Privileged and Confidential

This filing relates to the proposed merger (the “Merger”) of Casper Sleep Inc., a Delaware corporation (the “Company”), and Marlin Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Marlin Parent, Inc., a Delaware corporation (“Parent”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 14, 2021, by and among the Company, Parent and Merger Sub (the “Merger Agreement”).

Filed by Casper Sleep Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended

Subject Company: Casper Sleep Inc.

Commission File No.: 001-39214

Important Information and Where to Find It

In connection with the proposed transaction between Casper Sleep Inc. (the “Company”) and Durational Capital Management LP, a special stockholder meeting will be announced soon to obtain stockholder approval in connection with the proposed transaction. The Company expects to file with the Securities and Exchange Commission (the “SEC”) a proxy statement (the “Proxy Statement”), the definitive version of which will be sent or provided to the Company stockholders. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at https://ir.casper.com or by contacting the Company investor relations department at cspr@jcir.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders will be set forth in the Proxy Statement for its special stockholder meeting. The Company’s stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of the Company directors and executive officers in the transaction, which may be different than those of the Company stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the transaction. You may obtain free copies of these documents using the sources indicated above.

Privileged and Confidential

This filing relates to the proposed merger (the “Merger”) of Casper Sleep Inc., a Delaware corporation (the “Company”), and Marlin Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Marlin Parent, Inc., a Delaware corporation (“Parent”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 14, 2021, by and among the Company, Parent and Merger Sub (the “Merger Agreement”).

Filed by Casper Sleep Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended

Subject Company: Casper Sleep Inc.

Commission File No.: 001-39214

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current expectations, estimates and projections, including about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company and Durational Capital Management LP, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction in a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining stockholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the Company’s business and other conditions to the completion of the transaction; (ii) conditions to the closing of the transaction may not be satisfied; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) the outcome of any legal proceedings related to the transaction; (v) the failure by Durational Capital Management LP to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the transaction; (vi) the impact of the COVID-19 pandemic on the Company’s business and general economic conditions; (vii) the Company’s ability to implement its business strategy or the failure by the Company to obtain or maintain adequate liquidity; (viii) significant transaction costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the ability of the Company to retain and hire key personnel; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. While the list of factors presented here is considered representative, such list should not be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Privileged and Confidential

This filing relates to the proposed merger (the “Merger”) of Casper Sleep Inc., a Delaware corporation (the “Company”), and Marlin Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly owned subsidiary of Marlin Parent, Inc., a Delaware corporation (“Parent”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 14, 2021, by and among the Company, Parent and Merger Sub (the “Merger Agreement”).